Exhibit 99.2

IMMEDIATE RELEASE

Elevai Biosciences, a Subsidiary of Elevai Labs Inc., Highlights Past Positive Preclinical Data Showing Potential of EL-32, A Dual Myostatin & Activin-A Blocker, For The Treatment of Obesity

●	Preclinical results of EL-32 demonstrated statistically significant increases in grip strength, motor function and body composition in aged C57BL/6J mouse model.

●	Elevai believes that EL-32 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass.

●	Elevai plans to conduct additional animal studies to advance EL-32 towards an Investigational New Drug (IND) application.

NEWPORT BEACH, Calif., Oct. 21, 2024 (GLOBE NEWSWIRE) Elevai Biosciences Inc. (“Elevai Biosciences”), a subsidiary of Elevai Labs Inc. (NASDAQ: ELAB) (“Elevai” or the “Company”), today released encouraging past preclinical data from 2022 for EL-32, a pioneering dual-action blocker targeting myostatin and activin-A. Preclinical results generated from our licensing partner in a 2022 study indicate that EL-32 may offer a breakthrough approach to obesity treatment by simultaneously preserving muscle mass and reducing fat mass when used alongside popular weight loss therapies such as GLP-1 receptor agonists..

EL-32, an engineered probiotic expressing dual myostatin & activin-A, targets two clinically validated targets that play an important role in regulating muscle. In 15-week preclinical studies on aged C57BL/6J mice, EL-32 administration resulted in statistically significant improvements across key measures of physical muscular function and body composition. Highlights from the results of these studies include:

●	Enhanced grip strength, with notable, statistically significant increases observed at week 15.

●	Improved motor performance, evidenced by longer, statistically significant rotarod latency durations.

●	Optimized body composition, demonstrated by DEXA scans.

“Popular GLP-1 medications like Ozempic and Mounjaro are faced with associated loss of muscle,” said Deniel Mero, Co-founder of Elevai Biosciences. Mero stated, “Myostatin and activin-A are two validated targets that have demonstrated potential in muscle mass, strength building, and are also being tested in clinical trials with GLP-1 medications. These validated pathways, literature and the preclinical data generated to date, gives us reasons to believe that EL-32 has the potential to treat obesity while preserving muscle.”

Based on the highlighted preclinical data from our licensing partner, Elevai believes that EL-32 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to conduct additional animal studies to advance EL-32 towards an Investigational New Drug (IND) application. Full preclinical data is expected to be shared at a future scientific conference.

About Elevai Labs, Inc.

Elevai specializes in medical aesthetics and biopharmaceutical drug development, focusing on innovations for skin aesthetics and treatments tied to obesity and metabolic health. The Company operates a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors, Elevai Skincare Inc., Elevai Biosciences Inc., and Elevai Research Inc. For more information please visit www.elevailabs.com.

About Elevai Biosciences

Elevai Biosciences, a subsidiary of Elevai, is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines. Elevai Biosciences’ lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.elevaibio.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in Elevai’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@ElevaiLabs.com